Exhibit 4.10

Exhibit D to

Warrant Agreement

Form of Warrant Certificate

For Series [    ] Subordinated Debt

MATRIX SERVICE COMPANY

SERIES [    ] WARRANTS

WARRANT CERTIFICATE TO ACQUIRE SERIES [    ] SUBORDINATED DEBT OF

MATRIX SERVICE COMPANY

Void After 4:00 P.M. New York City, New York Time

on                      (the “Expiration Date”)

REGISTERED NUMBER:	CUSIP:

THIS WARRANT IS PART OF A UNIT

AND MAY NOT BE TRADED SEPARATELY

UNTIL THE SEPARATION DATE: ☐ Yes ☐ No

THE SEPARATION DATE IS:

THE SERIES [    ] SUBORDINATED DEBT PURCHASABLE UPON THE EXERCISE OF THIS WARRANT IS SUBORDINATED TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY TO ALL SENIOR DEBT; AND EACH HOLDER HEREOF UPON THE EXERCISE OF THIS WARRANT SHALL, BY ITS ACCEPTANCE OF SUCH SERIES [    ] DEBT, BE BOUND BY THE PROVISIONS OF THE SUBORDINATION SET FORTH IN THE INDENTURE REFERRED TO BELOW.

THIS CERTIFIES THAT

is the registered holder of [spell out number] (insert numerical number) Series [    ] Warrants (the “Warrants”) of MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”). Each Warrant entitles the holder thereof the right to purchase at any time after [insert Exercise Date] (the “Exercise Date”) and on or before 4:00 P.M. New York City, New York time on [insert Expiration Date] (the “Expiration Date”), $                     of the principal amount (the “Debt Portion”) of the Series [    ] Subordinated Debt (the “Series [    ] Subordinated Debt”), of the Company upon payment therefor in cash at the rate initially of [spell out exercise price][insert numerical number] per Debt Portion of such Series [    ] Subordinated Debt (the “Exercise Price”), subject to the adjustments, terms and conditions herein and in the Warrant Agreement between the Company and [insert name of Warrant Agent], as Warrant Agent, dated as of                     , 200   (as the same may from time to time be amended, the “Warrant Agreement”). If at any time no other Warrant Agent is acting for the Company, the Company shall be deemed the Warrant Agent. The Series [    ] Subordinated Debt is issuable by the Company pursuant to a Senior Note Indenture, dated as of                     , 200  , by and between the Company and                     , as Trustee (as the same may from time to time be amended, the “Indenture”). A total of $                     of principal amount of Series [    ] Subordinated Debt has been authorized for issuance under the Indenture.

This Warrant Certificate is issued pursuant to the terms and provisions of the Warrant Agreement and each holder of a Warrant is entitled to the benefits thereof. The Warrant Agreement provides, among other things, for adjustment of the Exercise Price and of the Debt Portion of the Series [    ] Subordinated Debt issuable upon exercise of this Warrant Certificate in certain events, including the issuance of Series [    ] Subordinated Debt as a stock dividend; sub-divisions, combinations and reclassifications of the Series [    ] Subordinated Debt; the distribution to all holders of Series [    ] Subordinated Debt of evidences of indebtedness, assets or rights to subscribe to any of the foregoing; and certain mergers, consolidations and sales of substantially all the assets of the Company. Upon each such adjustment, notice thereof will be given by filing a statement thereof with the Warrant Agent and by mailing a copy of such notice to all registered holders of Warrant Certificates.

No denominations of Series [    ] Subordinated Debt less than the initial amount of the Debt Portion will be issued upon the exercise of a Warrant; instead, the Warrant holder will, subject to any limitations contained in the Indenture, including the subordination provisions of the Indenture, be entitled to receive cash for such lesser denomination in an amount equal to the principal amount thereof.

The Series [    ] Subordinated Debt issuable to a holder of this Warrant upon the exercise hereof is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash (or as otherwise agreed) of all Senior Debt of the Company. Any holder by accepting such Series [    ] Subordinated Debt agrees to and shall be bound by such subordination provisions and authorizes the Trustee under the Indenture to give them effect and appoints the Trustee its attorney-in-fact for such purposes. In addition to all other rights of Senior Debt described in the Indenture, the Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Debt or any extension or renewal of the Senior Debt or increase in the amount thereof.

Each Warrant represented hereby may be exercised by the presentment and delivery of the following to the Warrant Agent at its Principal Office:

(a)	presentation and surrender of this Warrant Certificate with the Form of Exercise attached hereto duly completed and executed by the holder in whose name this Warrant Certificate is registered.

(b)	delivery of proof reasonably satisfactory to the Warrant Agent as to the identity of the registered holder of this Warrant Certificate and as to the genuineness and effectiveness of the signature of the registered holder.

(c)	delivery of proof reasonably satisfactory to the Warrant Agent as to the genuineness and effectiveness of the signature of the registered holder, including a guarantee of the genuineness of the signature of the registered holder by a bank or by brokerage firm.

(d)	payment of the Exercise Price for the number of Warrants being exercised which may be by cash or by certified or official bank check or bank draft or money order payable to the order of the Company.

(e)	if the Warrants or the Series [ ] Subordinated Debt issuable upon the exercise of the Warrants are being transferred to a person other than the registered holder, a duly completed and executed Form of Assignment attached hereto or a separate instrument of transfer duly completed and executed by the registered holder with signature of the registered holder “guaranteed” as described in paragraph (c) above.

(f)	In the event that the number of Warrants so exercised is less than the total number of Warrants evidenced by this Warrant Certificate, there will be issued to the person so exercising the Warrants, or his registered assigns, a new Warrant Certificate representing the number of Warrants not exercised.

In the event of the liquidation, dissolution or winding-up of the Company, in cases where the property to be distributed to the holders of Series [    ] Subordinated Debt of the Company consists principally of other than securities of another entity which shall have purchased all or substantially all of the Company’s assets, the right to exercise Warrants shall terminate at the close of business on the fourth full business day before the earliest date fixed for the payment of any amount distributable on the Series [    ] Subordinated Debt of the Company; provided that, at least 45 days prior thereto, notice of such payment date shall have been given by the Warrant Agent in writing to all registered holders of Warrant Certificates. Warrants shall terminate and shall be of no further force and effect at such close of business on such fourth full business day.

Holders of Warrant Certificates, as such holders, shall have none of the rights that inure to the holder of Series [    ] Subordinated Debt, shall have no right, other than the right evidenced hereby, to purchase or receive Series [    ] Subordinated Debt of the Company, shall not be entitled to subscribe to or purchase any additional debt or increased stock of the Company of any class, whether now or hereafter authorized, or obligations convertible into any other series of debt, class or classes of stock, or debt or stock of any class convertible into debt or stock of any other class or classes, or debt, stock or other securities carrying warrants or rights to subscribe to debt or stock of the Company of any class or classes, whether now or hereafter authorized.

This Warrant Certificate is transferable by the registered holder in person or by his duly authorized attorney on the books of the Company at the office of the Warrant Agent upon surrender of this Certificate with the Form of Assignment attached hereto duly endorsed or with other appropriate instruments of transfer duly endorsed with signature guaranteed and payment of any transfer taxes or other governmental charges in connection with such transfer.

This Warrant Certificate is exchangeable for Warrant Certificates of different authorized denominations at the Principal Office of the Warrant Agent upon surrender of this Warrant Certificate, duly endorsed or with appropriate instruments of transfer. Warrant Certificates issued upon transfers and exchanges shall be issued only for full Warrants or an integral multiple thereof. Warrant Certificates that are surrendered to the Warrant Agent for transfer shall be canceled.

Unless sooner terminated as provided herein upon exercise or upon liquidation, dissolution or winding-up of the Company, the purchase rights under the Warrants shall terminate on the Expiration Date and thereafter the Warrants represented by this Certificate shall be of no further force and effect.

THIS WARRANT CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE WARRANT AGENT.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by the facsimile signature of the proper officers of the Company.

Dated:

MATRIX SERVICE COMPANY

By:
, President

By:
, Secretary

Countersigned and Registered:

[NAME OF WARRANT AGENT]

By:
Authorized Officer

FORM OF EXERCISE

The undersigned hereby irrevocably exercises          Warrants to subscribe for and purchase the Debt Portion of the Series [    ] Subordinated Debt of the within named Company evidenced by this Warrant Certificate and herewith makes payment of the Exercise Price in full. Kindly issue certificates for Debt Portion of such Series [    ] Subordinated Debt in accordance with the instructions given below. A Warrant Certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

DATED:

Instructions for Registration of Series [    ] Subordinated Debt

_______________________

Name (please print)

_______________________

Social Security or Other identifying Number;

ADDRESS:

_______________________

Street

_______________________

City, State and Zip Code

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto

________________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                         , as Attorney-in-Fact, with full power and authority in the name. place and stead of the registered holder of this Warrant Certificate to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

Dated:
Signature of Registered Holder
(Signature must conform in all respects to name of the holder as specified on the face of this Warrant certificate)

Social Security or Tax I.D. No. of Holder